As filed with the Securities and Exchange Commission on January 28, 2013

Registration No. 333-[●]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

McCORMICK & COMPANY, INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	52-0408290
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

18 Loveton Circle, Sparks, Maryland	21152
(Address of principal executive offices)	(Zip code)

2005 Deferred Compensation Plan
(Full title of the plan)
W. Geoffrey Carpenter
Vice President, General Counsel & Secretary
McCormick & Company, Incorporated
18 Loveton Circle
Sparks, Maryland 21152
(Name and address of agent for service)

(410) 771-7301
(Telephone number, including area code, of agent for service)
____________________________
Copies to:

Alan L. Dye C. Alex Bahn Hogan Lovells US LLP 555 Thirteenth Street, N.W. Washington, D.C. 20004-1109 (202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Deferred Compensation Obligations	$11,000,000	100%	$11,000,000	$1,500.40

(1)
The Deferred Compensation Obligations are unsecured obligations to pay deferred compensation in the future in accordance with the terms of the McCormick & Company, Incorporated 2005 Deferred Compensation Plan.

(2)	Calculated pursuant to Rule 457(h) solely for the purpose of determining the registration fee.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed to register additional Deferred Compensation Obligations authorized for issuance under the McCormick & Company, Incorporated 2005 Deferred Compensation Plan, as amended and restated (the “Plan”).
$11,000,000 of Deferred Compensation Obligations were previously registered on a Registration Statement on Form S-8 (Registration No. 333-155775), filed on November 28, 2008 (the “Prior Form S-8”). As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Prior Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents, which have been filed by McCormick & Company, Incorporated (the “Company”) with the Securities and Exchange Commission (the “Commission”), are incorporated in this Registration Statement by reference:

(a)	The Company’s Annual Report on Form 10-K for the year ended November 30, 2012; and

(b)	The description of the Company’s common stock, filed in the Company’s Registration Statement on Form 8-A12B filed on August 30, 2001.
All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.
The Exhibits to this Registration Statement are listed on the exhibit index, which appears elsewhere herein, and are incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Baltimore, State of Maryland, on the 28th day of January, 2013.

McCormick & Company, Incorporated

By: /s/ Alan D. Wilson
Alan D. Wilson
Chairman, President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 28th day of January, 2013.

Signature	Title

/s/ Alan D. Wilson Alan D. Wilson	Chairman, President, Chief Executive Officer and Director
/s/ Gordon M. Stetz, Jr. Gordon M. Stetz, Jr.	Executive Vice President, Chief Financial Officer and Director
/s/ Kenneth A. Kelly, Jr. Kenneth A. Kelly, Jr.	Senior Vice President and Controller

A majority of the Board of Directors:
John P. Bilbrey, James T. Brady, J. Michael Fitzpatrick, Freeman A. Hrabowski, III, Patricia Little, Michael D. Mangan, Margaret M.V. Preston, George A. Roche, Gordon M. Stetz, Jr., William E. Stevens, Jacques Tapiero and Alan D. Wilson.

By: /s/ W. Geoffrey Carpenter, Attorney-in-Fact
W. Geoffrey Carpenter
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of W. Geoffrey Carpenter

10.1
2005 Deferred Compensation Plan, amended and restated with an effective date of January 1, 2005 (incorporated by reference from Exhibit 4.1 of McCormick’s Form S-8, Registration No. 333-155775, as filed with the Securities and Exchange Commission on November 28, 2008)

23.1	Consent of Ernst & Young LLP

23.2	Consent of counsel (included in Exhibit 5.1)

24.1	Power of Attorney